Exhibit 99.1

Extra Space Storage Inc.
PHONE (801) 365-4600
2795 East Cottonwood Parkway, Suite 300
Salt Lake City, Utah 84121
www.extraspace.com
FOR IMMEDIATE RELEASE

Extra Space Storage Inc. Reports 2023 Second Quarter Results
SALT LAKE CITY, August 3, 2023 — Extra Space Storage Inc. (NYSE: EXR) (the “Company”), a leading owner and operator of self-storage facilities in the United States and a constituent of the S&P 500, announced operating results for the three and six months ended June 30, 2023.
Highlights for the three months ended June 30, 2023:

•Achieved net income attributable to common stockholders of $1.50 per diluted share, representing a 13.3% decrease compared to the same period in the prior year, which included a one-time gain of $14.2 million.

•Achieved funds from operations attributable to common stockholders and unit holders (“FFO”) of $2.06 per diluted share. FFO, excluding adjustments (“Core FFO”), was also $2.06 per diluted share, representing a 3.3% decrease compared to the same period in the prior year.

•Increased same-store revenue by 2.7% and same-store net operating income (“NOI”) by 2.6% compared to the same period in the prior year.

•Reported ending same-store occupancy of 94.5% as of June 30, 2023, compared to 95.8% as of June 30, 2022.

•Acquired one operating store and two stores at completion of construction (a “Certificate of Occupancy store” or “C of O store”) for a total cost of approximately $32.8 million.

•Originated $68.6 million in mortgage and mezzanine bridge loans and sold $24.1 million in mortgage bridge loans.

•Completed a public bond offering issuing $450.0 million of 5.5% senior unsecured notes due 2030.

•Completed a convertible preferred equity investment in Strategic Storage Trust VI, Inc., an affiliate of SmartStop Self Storage REIT, Inc. of $150.0 million with dividend rate of 8.35%.

•Added 54 stores (47 stores net) to the Company's third-party management platform. As of June 30, 2023, the Company managed 978 stores for third parties and 323 stores in unconsolidated joint ventures, for a total of 1,301 managed stores.

•Paid a quarterly dividend of $1.62 per share.
Highlights for the six months ended June 30, 2023:

•Achieved net income attributable to common stockholders of $2.95 per diluted share, representing a 9.0% decrease compared to the same period in the prior year, which included a one-time gain of $14.2 million.

•Achieved FFO of $4.08 per diluted share, and Core FFO was also $4.08 per diluted share, representing a 1.4% decrease compared to the same period in the prior year.

•Increased same-store revenue by 5.0% and same-store NOI by 5.5% compared to the same period in the prior year.

•Acquired one operating store and three C of O stores for a total cost of approximately $45.9 million.

•In conjunction with joint venture partners, acquired five operating stores for a total cost of approximately $101.2 million, of which the Company invested $20.2 million.

•Originated $121.6 million in mortgage and mezzanine bridge loans and sold $58.3 million in mortgage bridge loans.

•Added 102 stores (91 stores net) to the Company's third-party management platform.

Joe Margolis, CEO of Extra Space Storage Inc., commented: “We maintained strong occupancy of 94.5%, driving same-store revenue growth of 2.7% in the quarter, despite exceptionally difficult year over year comparables from pandemic highs. While property net operating income and Core FFO were both on budget in the quarter, we have revised our outlook for the back half of the year due to lower than expected new customer rates in June and July.
We remain confident in the durable nature of self-storage, and the strength of the Extra Space platform, which was enhanced through our recent merger with Life Storage. The strategic combination increases the diversification and scale of our portfolio and our balance sheet as recognized in our recent upgrade to BBB+ by S&P. We expect to create at least $100 million in synergies through the transaction, and to enhance our future internal and external growth through our increased scale.”

FFO Per Share:
The following table (unaudited) outlines the Company’s FFO and Core FFO for the three and six months ended June 30, 2023 and 2022. The table also provides a reconciliation to GAAP net income attributable to common stockholders and earnings per diluted share for each period presented (amounts shown in thousands, except share and per share data):

	For the Three Months Ended June 30,				For the Six Months Ended June 30,
	2023		2022		2023		2022
		(per share)[1]		(per share)[1]		(per share)[1]		(per share)[1]
Net income attributable to common stockholders	$202,410	$1.50	$232,130	$1.73	$398,714	$2.95	$435,709	$3.24
Impact of the difference in weighted average number of shares – diluted[2]		(0.09)		(0.12)		(0.17)		(0.20)
Adjustments:
Real estate depreciation	72,385	0.50	63,765	0.45	143,633	1.00	126,457	0.89
Amortization of intangibles	3,609	0.03	2,696	0.02	7,779	0.05	5,462	0.04
Gain on real estate transactions	—	—	(14,249)	(0.10)	—	—	(14,249)	(0.10)
Unconsolidated joint venture real estate depreciation and amortization	4,722	0.03	4,115	0.03	9,661	0.07	7,968	0.06
Distributions paid on Series A Preferred Operating Partnership units	—	—	(572)	—	(159)	—	(1,144)	(0.01)
Income allocated to Operating Partnership and other noncontrolling interests	12,902	0.09	15,704	0.11	25,476	0.18	29,842	0.21
FFO	$296,028	$2.06	$303,589	$2.12	$585,104	$4.08	$590,045	$4.13

Adjustments:
Transaction related costs	—	—	1,465	0.01	—	—	1,465	0.01
CORE FFO	$296,028	$2.06	$305,054	$2.13	$585,104	$4.08	$591,510	$4.14

Weighted average number of shares – diluted[3]	143,752,935		142,921,716		143,555,781		142,858,481

(1)Per share amounts may not recalculate due to rounding.

(2)Adjustment to account for the difference between the number of shares used to calculate earnings per share and the number of shares used to calculate FFO per share. Earnings per share is calculated using the two-class method, which uses a lower number of shares than the calculation for FFO per share and Core FFO per share, which are calculated assuming full redemption of all OP units as described in note (3).

(3)Extra Space Storage LP (the “Operating Partnership”) has outstanding preferred and common Operating Partnership units (“OP units”). These OP units can be redeemed for cash or, at the Company’s election, shares of the Company’s common stock. Redemption of all OP units for common stock has been assumed for purposes of calculating the weighted average number of shares — diluted, as presented above. The computation of weighted average number of shares — diluted, for FFO per share and Core FFO per share also includes the effect of share-based compensation plans.

Operating Results and Same-Store Performance:
The following table (unaudited) outlines the Company’s same-store performance for the three and six months ended June 30, 2023 and 2022 (amounts shown in thousands, except store count data)1:

	For the Three Months Ended June 30,		Percent	For the Six Months Ended June 30,		Percent
	2023	2022	Change	2023	2022	Change
Same-store property revenues[2]
Net rental income	$374,845	$366,195	2.4%	$745,474	$712,070	4.7%
Other income	14,609	13,204	10.6%	28,071	24,952	12.5%
Total same-store revenues	$389,454	$379,399	2.7%	$773,545	$737,022	5.0%

Same-store operating expenses[2]
Payroll and benefits	$20,785	$20,657	0.6%	$41,628	$40,717	2.2%
Marketing	6,698	6,128	9.3%	12,870	11,688	10.1%
Office expense[3]	11,969	11,233	6.6%	23,947	21,914	9.3%
Property operating expense[4]	7,914	8,028	(1.4)%	17,777	16,856	5.5%
Repairs and maintenance	5,774	6,254	(7.7)%	12,191	13,740	(11.3)%
Property taxes	34,269	33,576	2.1%	68,615	68,366	0.4%
Insurance	3,966	2,867	38.3%	7,588	5,580	36.0%
Total same-store operating expenses	$91,375	$88,743	3.0%	$184,616	$178,861	3.2%

Same-store net operating income[2]	$298,079	$290,656	2.6%	$588,929	$558,161	5.5%

Same-store square foot occupancy as of quarter end	94.5%	95.8%		94.5%	95.8%

Average same-store square foot occupancy	94.2%	95.2%		93.9%	94.7%

Properties included in same-store	914	914		914	914

(1)A reconciliation of net income to same-store net operating income is provided later in this release, entitled “Reconciliation of GAAP Net Income to Total Same-Store Net Operating Income.”
(2)Same-store revenues, operating expenses and net operating income do not include tenant reinsurance revenue or expense.
(3)Includes general office expenses, computer, bank fees, and credit card merchant fees.
(4)Includes utilities and miscellaneous other store expenses.

Same-store revenues for the three and six months ended June 30, 2023 increased compared to the same periods in 2022 due to higher average rates to existing customers and higher other operating income partially offset by lower occupancy.
Details related to the same-store performance of stores by metropolitan statistical area (“MSA”) for the three and six months ended June 30, 2023 are provided in the supplemental financial information published on the Company’s Investor Relations website at https://ir.extraspace.com/.

Investment and Property Management Activity:
Life Storage Merger:
On July 20, 2023, the Company closed its merger with Life Storage, Inc. (“Life Storage” or “LSI”) in an all-stock transaction (the “Life Storage Merger”). Under the terms of the Life Storage Merger, Life Storage stockholders received 0.895 of a share of common stock of the Company for each issued and outstanding share of Life Storage they owned for an estimated total consideration of $11.6 billion, based on the Company's closing share price on July 19, 2023. With completion of the Life Storage Merger, Extra Space currently has a portfolio of over 3,500 locations and over 270.0 million net rentable square feet operating under the Extra Space, Life Storage and Storage Express brands.
At closing, the Company retired $1.16 billion in balances on Life Storage's line of credit which included $375.0 million which Life Storage used to pay off its private placement notes in connection with the closing. The Company also paid off and/or defeased $32.0 million in secured loans. On July 25, 2023, the Company completed an obligor exchange offers and consent solicitations (together, the “Exchange Offers”) related to Life Storage's 3.5% Senior Notes due 2026, its 3.9% Senior Notes due 2027, its 4.0% Senior Notes due 2029, its 2.2% Senior Notes due 2030 and its 2.4% Senior Notes due 2031. Upon the closing of the Exchange Offers, a total of $2.35 billion of Life Storage's senior notes were exchanged for senior notes of the same tenor of Extra Space Storage L.P. Remaining Life Storage senior note balances which were not exchanged total $48.9 million and no longer have any financial reporting requirements or covenants. Additional details of the Exchange Offers, including participation by senior note tranche, can be found in the Company's press release and Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on July 25, 2023.
Additional information related to Life Storage's second quarter 2023 performance, including details related to the same-store pool, can be found in supplemental financial information published on the Company’s Investor Relations website at https://ir.extraspace.com/.

Other Acquisitions:
The following table (unaudited) outlines the Company’s other acquisitions and developments that are closed, completed or under agreement (dollars in thousands). Totals in the table do not include the stores or values associated with the Life Storage Merger.

	Closed/Completed through June 30, 2023		Closed/Completed Subsequent to June 30, 2023		Scheduled to Still Close/Complete in 2023		Total 2023		To Close/Complete in 2024
Wholly-Owned Investment	Stores	Price	Stores	Price	Stores	Price	Stores	Price	Stores	Price
Operating Stores	1	$4,650	1	$5,300	2	$13,200	4	$23,150	—	$—
C of O and Development Stores[1]	3	41,234	—	—	2	29,731	5	70,965	7	86,214
EXR Investment in Wholly-Owned Stores	4	45,884	1	5,300	4	42,931	9	94,115	7	86,214

Joint Venture Investment
EXR Investment in JV Acquisition of Operating Stores[1]	5	20,243	—	—	2	4,189	7	24,432	—	—
EXR Investment in JV Development and C of O1	—	—	—	—	4	41,710	4	41,710	8	107,502
EXR Investment in Joint Ventures	5	20,243	—	—	6	45,899	11	66,142	8	107,502
Total EXR Investment	9	$66,127	1	$5,300	10	$88,830	20	$160,257	15	$193,716
(1)The locations of C of O and development stores and joint venture ownership interest details are included in the supplemental financial information published on the Company’s Investor Relations website at https://ir.extraspace.com/.

The projected developments and acquisitions under agreement described above are subject to customary closing conditions and no assurance can be provided that these developments and acquisitions will be completed on the terms described, or at all.

Preferred Stock Investment:
As previously announced, during the three months ended June 30, 2023, the Company invested $150.0 million in shares of newly issued convertible preferred stock of Strategic Storage Trust VI, Inc., an affiliate of SmartStop Self Storage REIT, Inc. The dividend rate for the preferred shares is 8.35% per annum, subject to increase after five years. The preferred shares are generally not redeemable for three years, except in the case of a change of control, initial listing or certain other events, and are redeemable thereafter subject to a redemption premium.

Bridge Loans:
During the three months ended June 30, 2023, the Company originated $68.6 million in bridge loans and sold $24.1 million in bridge loans, resulting in outstanding balances of approximately $540.4 million at quarter end. The Company has an additional $144.2 million in bridge loans that closed subsequent to quarter end or are under agreement to close in 2023 and an additional $119.6 million under agreement to close in 2024. Additional details related to the Company's loan activity and balances held are included in the supplemental financial information published on the Company’s Investor Relations website at https://ir.extraspace.com/.

Property Management:
As of June 30, 2023, the Company managed 978 stores for third-party owners and 323 stores owned in unconsolidated joint ventures, for a total of 1,301 stores under management. The Company is the largest self-storage management company in the United States.

Balance Sheet:
During the three months ended June 30, 2023, the Company completed a public bond offering issuing $450.0 million of 5.5% senior unsecured notes due 2030. The Company also amended and restated its credit facility, increasing revolving capacity to $1.94 billion (from $1.25 billion) and extending the maturity of the revolving commitment to June 2027. As part of the amendment, the Company also paid off a term loan within the credit facility of $425.0 million and added a term loan within the credit facility of $1.0 billion. The new term loan was not drawn at June 30, 2023, but was drawn in full on July 20, 2023 in conjunction with the closing of the Life Storage Merger.
During the three months ended June 30, 2023, the Company did not issue any shares on its ATM program, and it currently has $800.0 million available for issuance. The Company did not repurchase any shares of common stock using its stock repurchase program during the quarter, and as of June 30, 2023, the Company had authorization to purchase up to an additional $337.0 million under the plan.
As of June 30, 2023, the Company’s percentage of fixed-rate debt to total debt was 73.4%. Net of the impact of variable rate receivables, the effective fixed-rate debt to total debt was 80.6%. The weighted average interest rates of the Company’s fixed and variable-rate debt were 3.8% and 6.4%, respectively. The combined weighted average interest rate was 4.5% with a weighted average maturity of approximately 5.1 years. Full details related to the Company's debt schedule are included in the supplemental financial information published on the Company’s Investor Relations website at https://ir.extraspace.com/.
On July 25, 2023, S&P Global upgraded all of its ratings on the Company to BBB+ stable.

Dividends:
On June 30, 2023, the Company paid a second quarter common stock dividend of $1.62 per share to stockholders of record at the close of business on June 15, 2023.
On July 19, 2023, the Company paid a dividend of $1.01 per share to stockholders of record at the close of business on July 13, 2023, in conjunction with the Life Storage Merger. It is anticipated that Extra Space will pay an additional dividend for the third quarter, keeping with the Company’s customary quarterly dividend timing. The pre-closing dividend will be attributed to the total amount paid for the third quarter, so that between the pre-closing dividend and the additional quarterly dividend to be paid, an Extra Space stockholder will receive a total dividend consistent with the amount that the Company's board of directors would have otherwise declared for the whole third quarter but for the Life Storage Merger closing.

Outlook:
Due to the proximity of the July 20, 2023 Life Storage merger closing to this earnings release, the following table outlines the Company's initial and revised Core FFO estimates and annual assumptions for the year ending December 31, 20231, excluding any impact from the Life Storage Merger.

	Ranges for 2023 Annual Assumptions		Prior Ranges for 2023 Annual Assumptions		Notes
	(August 3, 2023)		(May 2, 2023)
	Low	High	Low	High
Core FFO	$8.15	$8.35	$8.30	$8.60	Excluding impact of LSI
Dilution per share from C of O and value add acquisitions	$0.23	$0.23	$0.23	$0.23
Same-store revenue growth	2.50%	3.50%	3.75%	5.25%	Same-store pool of 914 stores
Same-store expense growth	3.50%	4.50%	5.00%	6.00%	Same-store pool of 914 stores
Same-store NOI growth	2.00%	3.50%	3.00%	5.50%	Same-store pool of 914 stores
Weighted average one-month SOFR	5.05%	5.05%	4.57%	4.57%

Net tenant reinsurance income	$158,500,000	$159,500,000	$160,000,000	$161,000,000
Management fees and other income	$89,000,000	$90,000,000	$86,000,000	$87,000,000
Interest income	$83,000,000	$84,000,000	$82,000,000	$83,000,000	Includes interest from bridge loans and dividends from NexPoint preferred investment
General and administrative expenses	$138,500,000	$139,500,000	$139,000,000	$140,000,000	Includes non-cash compensation
Average monthly cash balance	$50,000,000	$50,000,000	$25,000,000	$25,000,000
Equity in earnings of real estate ventures	$53,000,000	$54,000,000	$53,000,000	$54,000,000	Includes dividends from SmartStop preferred investments
Interest expense	$339,500,000	$342,500,000	$335,000,000	$338,000,000
Income Tax Expense	$23,000,000	$24,000,000	$23,500,000	$24,500,000	Taxes associated with the Company's taxable REIT subsidiary
Acquisitions	$200,000,000	$200,000,000	$250,000,000	$250,000,000	Represents the Company's investment and excludes Life Storage merger
Bridge loans outstanding	$600,000,000	$600,000,000	$600,000,000	$600,000,000	Represents the Company's average retained loan balances for 2023
Weighted average share count	144,000,000	144,000,000	144,000,000	144,000,000	Assumes redemption of all OP units for common stock
(1) A reconciliation of net income outlook to same-store net operating income outlook is provided later in this release entitled "Reconciliation of Estimated GAAP Net Income to Estimated Same-Store Net Operating Income." The reconciliation includes details related to same-store revenue and same-store expense outlooks. A reconciliation of net income per share outlook to funds from operations per share outlook is provided later in this release entitled "Reconciliation of the Range of Estimated GAAP Fully Diluted Earnings Per Share to Estimated Fully Diluted FFO Per Share."
FFO estimates for the year are fully diluted for an estimated average number of shares and OP units outstanding during the year. The Company’s estimates are forward-looking and based on management’s view of current and future market conditions. The Company’s actual results may differ materially from these estimates.

In addition to the Company's estimates and assumptions excluding the Life Storage Merger, the Company presents the net anticipated dilution to Core FFO from the merger in the year ending December 31, 2023, and other information related to the merger. Full estimates and assumptions for the combined company will be provided at a later date.

	Assumptions and Information Related to the Life Storage Merger		Notes
	(July 20, 2023)
	Low	High
Anticipated dilution to Core FFO per share from Life Storage Merger in 2023	$0.10	$0.15
Revised Core FFO including anticipated dilution from Life Storage Merger	$8.00	$8.25	Assumes dilutive impact of merger in 2023 until synergies are realized

Closing Costs of Life Storage Merger	$225,000,000	$235,000,000	Includes costs paid by EXR and LSI. All costs to be excluded from Core FFO
Transitional Costs of Life Storage Merger	$12,000,000	$14,000,000	To be added back to 2023 Core FFO
Rebranding Costs	$20,000,000	$21,000,000	Assumes rebranding of 142 stores
Term Loan to pay off Life Storage LOC/ Private Placement Debt	$1,000,000,000	$1,000,000,000	SOFR + 0.85% (pricing after BBB+ upgrade)
LOC Draws for closing costs and to pay off Life Storage Term Loans	$161,000,000	$161,000,000	SOFR + 0.875% (pricing after BBB+ upgrade)
Life Storage Debt Remaining in Place	$2,400,000,000	$2,400,000,000	Existing interest rates and maturities remain in place
EXR Shares Issued with Life Storage Merger	77,900,000	77,900,000	Includes Operating Partnership Units

Supplemental Financial Information:
Supplemental unaudited financial information regarding the Company’s performance can be found on the Company’s website at www.extraspace.com. Under the "Company Info" navigation menu on the home page, click on “Investor Relations,” then under the “Financials & Stock Information” navigation menu click on “Quarterly Earnings.” This supplemental information provides additional detail on items that include store occupancy and financial performance by portfolio and market, debt maturity schedules and performance of lease-up assets.

Conference Call:
The Company will host a conference call at 1:00 p.m. Eastern Time on Friday, August 4, 2023, to discuss its financial results. Telephone participants may avoid any delays in joining the conference call by pre-registering for the call using the following link to receive a special dial-in number and PIN: https://register.vevent.com/register/BI3eb70db729a8472a9aa8005624bf6983.
A live webcast of the call will also be available on the Company’s investor relations website at https://ir.extraspace.com. To listen to the live webcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software.
A replay of the call will be available for 30 days on the investor relations section of the Company’s website beginning at 5:00 p.m. Eastern Time on August 4, 2023.

Forward-Looking Statements:
Certain information set forth in this release contains “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements include statements concerning the benefits of store acquisitions, developments, favorable market conditions, our outlook and estimates for the year, statements concerning the recently completed Life Storage Merger and other statements concerning our plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs, the competitive landscape, plans or intentions relating to acquisitions and developments, estimated hurricane-related insurance claims and other information that is not historical information. In some cases, forward-looking statements can be identified by terminology such as “believes,” “estimates,” “expects,” “may,” “will,” “should,” “anticipates,” or “intends,” or the negative of such terms or other comparable terminology, or by discussions of strategy. We may also make additional forward-looking statements from time to time. All such subsequent forward-looking statements, whether written or oral, by us or on our behalf, are also expressly qualified by these cautionary statements. There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in or contemplated by this release. Any forward-looking statements should be considered in light of the risks referenced in the “Risk Factors” section included in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Such factors include, but are not limited to:
•adverse changes in general economic conditions, the real estate industry and the markets in which we operate;
•failure to realize the expected benefits of the Life Storage Merger;
•the risk that Life Storage’s business will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected, including our ability to retain and hire key personnel;
•the uncertainty of expected future financial performance and results of the combined company following completion of the Life Storage merger;
•failure to close pending acquisitions and developments on expected terms, or at all;
•the effect of competition from new and existing stores or other storage alternatives, including increased or unanticipated competition for our or Life Storage's properties, which could cause rents and occupancy rates to decline;
•potential liability for uninsured losses and environmental contamination;
•the impact of the regulatory environment as well as national, state and local laws and regulations, including, without limitation, those governing real estate investment trusts (“REITs”), tenant reinsurance and other aspects of our business, which could adversely affect our results;
•our ability to recover losses under our insurance policies;
•disruptions in credit and financial markets and resulting difficulties in raising capital or obtaining credit at reasonable rates or at all, which could impede our ability to grow;
•our reliance on information technologies, which are vulnerable to, among other things, attack from computer viruses and malware, hacking, cyberattacks and other unauthorized access or misuse, any of which could adversely affect our business and results;
•increases in interest rates;
•reductions in asset valuations and related impairment charges;
•our lack of sole decision-making authority with respect to our joint venture investments;
•the effect of recent or future changes to U.S. tax laws;
•the failure to maintain our REIT status for U.S. federal income tax purposes;
•impacts from any outbreak of highly infectious or contagious diseases, including reduced demand for self-storage space and ancillary products, and potential decreases in occupancy and rental rates and staffing levels, which could adversely affect our results; and
•economic uncertainty due to the impact of natural disasters, war or terrorism, which could adversely affect our business plan.
All forward-looking statements are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them, but there can be no assurance that management’s expectations, beliefs and projections will result or be achieved. All forward-looking statements apply only as of the date made. We undertake no obligation to publicly update or revise forward-looking statements which may be made to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events.

Definition of FFO:
FFO provides relevant and meaningful information about the Company’s operating performance that is necessary, along with net income and cash flows, for an understanding of the Company’s operating results. The Company believes FFO is a meaningful disclosure as a supplement to net income. Net income assumes that the values of real estate assets diminish predictably over time as reflected through depreciation and amortization expenses. The values of real estate assets fluctuate due to market conditions and the Company believes FFO more accurately reflects the value of the Company’s real estate assets. FFO is defined by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) as net income computed in accordance with U.S. generally accepted accounting principles (“GAAP”), excluding gains or losses on sales of operating stores and impairment write downs of depreciable real estate assets, plus depreciation and amortization related to real estate and after adjustments to record unconsolidated partnerships and joint ventures on the same basis. The Company believes that to further understand the Company’s performance, FFO should be considered along with the reported net income and cash flows in accordance with GAAP, as presented in the Company’s consolidated financial statements. FFO should not be considered a replacement of net income computed in accordance with GAAP.
For informational purposes, the Company also presents Core FFO. Core FFO excludes revenues and expenses not core to our operations and non-cash interest. Although the Company’s calculation of Core FFO differs from NAREIT’s definition of FFO and may not be comparable to that of other REITs and real estate companies, the Company believes it provides a meaningful supplemental measure of operating performance. The Company believes that by excluding revenues and expenses not core to our operations and non-cash interest charges, stockholders and potential investors are presented with an indicator of our operating performance that more closely achieves the objectives of the real estate industry in presenting FFO. Core FFO by the Company should not be considered a replacement of the NAREIT definition of FFO. The computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently. FFO does not represent cash generated from operating activities determined in accordance with GAAP, and should not be considered as an alternative to net income as an indication of the Company’s performance, as an alternative to net cash flow from operating activities as a measure of liquidity, or as an indicator of the Company’s ability to make cash distributions.

Definition of Same-Store:
The Company’s same-store pool for the periods presented consists of 914 stores that are wholly-owned and operated and that were stabilized by the first day of the earliest calendar year presented. The Company considers a store to be stabilized once it has been open for three years or has sustained average square foot occupancy of 80.0% or more for one calendar year. The Company believes that by providing same-store results from a stabilized pool of stores, with accompanying operating metrics including, but not limited to occupancy, rental revenue (growth), operating expenses (growth), net operating income (growth), etc., stockholders and potential investors are able to evaluate operating performance without the effects of non-stabilized occupancy levels, rent levels, expense levels, acquisitions or completed developments.  Same-store results should not be used as a basis for future same-store performance or for the performance of the Company’s stores as a whole. No modification has been made to the same-store pool to include any assets acquired from Life Storage.

About Extra Space Storage Inc.:
Extra Space Storage Inc., headquartered in Salt Lake City, Utah, is a self-administered and self-managed REIT and a member of the S&P 500. As of June 30, 2023, the Company owned and/or operated 2,438 self-storage stores in 41 states and Washington, D.C. The Company’s stores comprise approximately 1.7 million units and approximately 184.0 million square feet of rentable space.
With the completed Life Storage Merger on July 20, 2023, Extra Space currently has over 3,500 locations under the Extra Space, Life Storage and Storage Express brands, and it is the largest operator of self-storage properties in the United States. The Company offers customers a wide selection of conveniently located and secure storage units across the country, including boat storage, RV storage and business storage.

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For Information:
Jeff Norman
Extra Space Storage Inc.
(801) 365-1759

Extra Space Storage Inc.
Condensed Consolidated Balance Sheets
(In thousands, except share data)

	June 30, 2023	December 31, 2022
	(Unaudited)
Assets:
Real estate assets, net	$10,017,351	$9,997,978
Real estate assets - operating lease right-of-use assets	220,090	221,725
Investments in unconsolidated real estate entities	747,775	582,412
Investments in debt securities and notes receivable	891,190	858,049
Cash and cash equivalents	50,644	92,868
Other assets, net	438,403	414,426
Total assets	$12,365,453	$12,167,458
Liabilities, Noncontrolling Interests and Equity:
Notes payable, net	$1,273,448	$1,288,555
Unsecured term loans, net	2,248,840	2,340,116
Unsecured senior notes, net	3,695,200	2,757,791
Revolving lines of credit	275,250	945,000
Operating lease liabilities	228,343	229,035
Cash distributions in unconsolidated real estate ventures	69,183	67,352
Accounts payable and accrued expenses	212,416	171,680
Other liabilities	327,366	289,655
Total liabilities	8,330,046	8,089,184
Commitments and contingencies
Noncontrolling Interests and Equity:
Extra Space Storage Inc. stockholders' equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.01 par value, 500,000,000 shares authorized, 135,058,897 and 133,921,020 shares issued and outstanding at June 30, 2023 and December 31, 2022, respectively	1,351	1,339
Additional paid-in capital	3,383,303	3,345,332
Accumulated other comprehensive income	47,065	48,798
Accumulated deficit	(175,941)	(135,872)
Total Extra Space Storage Inc. stockholders' equity	3,255,778	3,259,597
Noncontrolling interest represented by Preferred Operating Partnership units, net	222,940	261,502
Noncontrolling interests in Operating Partnership, net and other noncontrolling interests	556,689	557,175
Total noncontrolling interests and equity	4,035,407	4,078,274
Total liabilities, noncontrolling interests and equity	$12,365,453	$12,167,458

Consolidated Statement of Operations for the Three and Six Months Ended June 30, 2023 and 2022
(In thousands, except share and per share data) - Unaudited

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2023	2022	2023	2022
Revenues:
Property rental	$440,747	$408,044	$874,709	$787,852
Tenant reinsurance	48,433	46,427	96,137	90,224
Management fees and other income	22,206	20,517	43,590	40,474
Total revenues	511,386	474,988	1,014,436	918,550
Expenses:
Property operations	114,637	104,252	231,803	207,794
Tenant reinsurance	9,482	7,537	18,571	14,579
Transaction related costs	—	1,465	—	1,465
General and administrative	34,842	31,251	69,605	61,013
Depreciation and amortization	79,086	69,067	157,576	136,973
Total expenses	238,047	213,572	477,555	421,824
Gain on real estate transactions	—	14,249	—	14,249
Income from operations	273,339	275,665	536,881	510,975
Interest expense	(86,372)	(47,466)	(166,471)	(90,004)
Interest income	21,077	15,060	40,515	34,049
Income before equity in earnings and dividend income from unconsolidated real estate entities and income tax expense	208,044	243,259	410,925	455,020
Equity in earnings and dividend income from unconsolidated real estate entities	13,254	10,190	23,559	19,287
Income tax expense	(5,986)	(5,615)	(10,294)	(8,756)
Net income	215,312	247,834	424,190	465,551
Net income allocated to Preferred Operating Partnership noncontrolling interests	(2,254)	(4,491)	(4,508)	(8,824)
Net income allocated to Operating Partnership and other noncontrolling interests	(10,648)	(11,213)	(20,968)	(21,018)
Net income attributable to common stockholders	$202,410	$232,130	$398,714	$435,709
Earnings per common share
Basic	$1.50	$1.73	$2.96	$3.24
Diluted	$1.50	$1.73	$2.95	$3.24
Weighted average number of shares
Basic	134,832,232	134,192,540	134,672,672	134,186,426
Diluted	143,529,817	142,737,909	143,337,522	141,600,206
Cash dividends paid per common share	$1.62	$1.50	$3.24	$3.00

Reconciliation of GAAP Net Income to Total Same-Store Net Operating Income — for the Three and Six Months Ended June 30, 2023 and 2022 (In thousands) - Unaudited

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2023	2022	2023	2022
Net Income	$215,312	$247,834	$424,190	$465,551
Adjusted to exclude:
Gain on real estate transactions	—	(14,249)	—	(14,249)
Equity in earnings and dividend income from unconsolidated real estate entities	(13,254)	(10,190)	(23,559)	(19,287)
Interest expense	86,372	47,466	166,471	90,004
Depreciation and amortization	79,086	69,067	157,576	136,973
Income tax expense	5,986	5,615	10,294	8,756
Transaction related costs	—	1,465	—	1,465
General and administrative	34,842	31,251	69,605	61,013
Management fees, other income and interest income	(43,283)	(35,577)	(84,105)	(74,523)
Net tenant insurance	(38,951)	(38,890)	(77,566)	(75,645)
Non same-store rental revenue	(51,293)	(28,645)	(101,164)	(50,830)
Non same-store operating expense	23,262	15,509	47,187	28,933
Total same-store net operating income	$298,079	$290,656	$588,929	$558,161

Same-store rental revenues	389,454	379,399	773,545	737,022
Same-store operating expenses	91,375	88,743	184,616	178,861
Same-store net operating income	$298,079	$290,656	$588,929	$558,161

Reconciliation of the Range of Estimated GAAP Fully Diluted Earnings Per Share to Estimated Fully Diluted FFO Per Share (excluding impact of Life Storage Merger) — for the Year Ending December 31, 2023 - Unaudited

	For the Year Ending December 31, 2023
	Low End	High End
Net income attributable to common stockholders per diluted share	$5.54	$5.74
Income allocated to noncontrolling interest - Preferred Operating Partnership and Operating Partnership	0.37	0.37
Net income attributable to common stockholders for diluted computations	5.91	6.11

Adjustments:
Real estate depreciation	2.01	2.01
Amortization of intangibles	0.10	0.10
Unconsolidated joint venture real estate depreciation and amortization	0.13	0.13
Funds from operations attributable to common stockholders	8.15	8.35

Adjustments:

Core funds from operations attributable to common stockholders	$8.15	$8.35

Reconciliation of Estimated GAAP Net Income to Estimated Same-Store Net Operating Income (excluding impact of Life Storage Merger) — for the Year Ending December 31, 2023 (In thousands) - Unaudited

	For the Year Ending December 31, 2023
	Low	High

Net Income	$854,200	$885,800
Adjusted to exclude:
Equity in earnings of unconsolidated joint ventures	(53,000)	(54,000)
Interest expense	342,500	339,500
Depreciation and amortization	316,000	316,000
Income tax expense	24,000	23,000
General and administrative	139,500	138,500
Management fees and other income	(89,000)	(90,000)
Interest income	(83,000)	(84,000)
Net tenant reinsurance income	(158,500)	(159,500)
Non same-store rental revenues	(209,000)	(209,000)
Non same-store operating expenses	93,000	93,000
Total same-store net operating income[1]	$1,176,700	$1,199,300

Same-store rental revenues[1]	1,555,000	1,574,000
Same-store operating expenses[1]	378,300	374,700
Total same-store net operating income[1]	$1,176,700	$1,199,300

(1)Estimated same-store rental revenues, operating expenses and net operating income are for the Company's 2023 same-store pool of 914 stores.